Exhibit 5.8

[Letterhead of Day, Berry & Howard LLP]

January 29, 2004

Laidlaw International, Inc.
55 Shuman Blvd.
Naperville, Illinois 60563

Jones Day
77 W. Wacker Drive
Chicago, Illinois 60601

Re:	Offer to Exchange $406,000,000 10 3/4 Senior Notes due 2011 of Laidlaw International, Inc. (the “Exchange Notes”)
for a like amount of the outstanding 10 3/4 Senior Notes due 2011 of the same Issuer

Ladies and Gentlemen:

     We have acted as special Massachusetts counsel to American Medical Response of Massachusetts, Inc. (“AMR of MA”) and EmCare Services of Massachusetts, Inc. (“EmCare of MA” and together with AMR of MA, the “Subsidiary Guarantors”), each a Massachusetts corporation, in connection with the transactions contemplated by the following documents:

(a)	the Registration Statement on Form S-4 filed by Laidlaw International, Inc. (“Laidlaw”) with the Securities and Exchange Commission on the date hereof (the “Registration Statement”);

(b)	the Indenture dated as of June 3, 2003 (the “Indenture”) among Laidlaw, the Guarantors named therein and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), including the form of the Notes and the notation of Guarantee attached thereto; and

(c)	the First Supplemental Indenture to the Indenture dated as of June 18, 2003 (the “Supplemental Indenture”) among Laidlaw, the Guarantors and Additional Guarantors named therein and the Trustee.

     The documents described in the foregoing clauses (b) and (c) are collectively referred to herein as the “Subject Transaction Documents”. Unless otherwise indicated, all capitalized terms used but not defined herein have the respective meanings set forth in the Registration Statement.

     In connection with this opinion, we have reviewed the Registration Statement and the Subject Transaction Documents. We also have examined the originals, or duplicates or certified or conformed copies, of such records, instruments and other documents and have made such other investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Subsidiary Guarantors. In addition, we have examined, and have relied as to matters of fact upon, the statements in the Registration Statement, whose accuracy we have not independently verified.

     In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

     As to each party to any of the Subject Transaction Documents other than the Subsidiary Guarantors, we have assumed that such party had at all relevant times all requisite corporate or analogous power to enter into and perform its obligations under the Subject Transaction Documents to which it is a party and that each such Subject Transaction Document has been executed and delivered, pursuant to due authorization by such party, and is the binding and enforceable obligation of such party.

     Based upon and subject to the foregoing, and subject to the further qualifications and limitations set forth below, we are of the opinion that:

1.	Each of the Subsidiary Guarantors is validly existing as a corporation under the laws of the Commonwealth of Massachusetts;

2.	Each of the Subsidiary Guarantors had as of the date of the Indenture all necessary corporate power and authority to enter into the Indenture, and each Subsidiary Guarantor has as of the date hereof all necessary corporate power and authority to perform its obligations under the Indenture.

3.	The execution, delivery and performance by the Subsidiary Guarantors of the Indenture has been duly authorized by all necessary corporate action of each thereof;

4.	When the Registration Statement has become effective under the Securities Act and the Exchange Notes are delivered in accordance with the exchange offer contemplated thereby, the Guarantee of the Exchange Notes by the Subsidiary Guarantors set forth in the Indenture and noted on the Exchange Notes will have been validly executed and delivered by the Subsidiary Guarantors and will constitute a valid and binding obligation of the Subsidiary Guarantors in accordance with its terms.

     The opinions expressed herein are subject to the following limitations:

     (a) We express no opinion with respect to any laws other than the laws of the Commonwealth of Massachusetts. In that regard, we note that each of the Subject Transaction Documents is by its terms governed by the laws of New York and for purposes of this opinion we have assumed that, insofar as governed by the law of New York, each such Document is the legal and binding obligation of the parties thereto, enforceable in accordance with its terms.

     (b) Our opinion in Paragraph 4 above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

     (c) We express no opinion with respect to any provision of the Subject Transaction Documents relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated person or the person receiving contribution.

     (d) We express no opinion as to the enforceability of any provision of the Subject Transaction Documents that purports to be a waiver of illegality as a defense or a waiver of any other right or defense that, as a matter of law, cannot be waived by agreement.

     (e) We express no opinion as to the effect of any provision in the Subject Transaction Documents which purports to permit modification or waiver thereof only by means of an agreement in writing signed by the parties thereto.

     (f) We undertake no obligation to advise you of facts or changes in law occurring after the date of this opinion letter which might affect the opinions expressed herein, whether or not the same would, if now existing or known to us, cause any change or modification of this opinion.

     (g) This opinion letter is limited to the matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated herein.

     We consent to the filing of a copy of this opinion letter as an exhibit to the Registration statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement.

Very truly yours,

/s/ Day, Berry & Howard LLP

Exhibit 5.8

[Letterhead of Day, Berry & Howard LLP]

                                                                                         January 29, 2004

Laidlaw International, Inc.
55 Shuman Blvd.
Naperville, Illinois 60563

Jones Day
77 W. Wacker Drive
Chicago, Illinois 60601

Re:	Offer to Exchange $406,000,000 10 3/4 Senior Notes due 2011 of Laidlaw International, Inc. (the “Exchange Notes”) for a like amount of the outstanding 10 3/4 Senior Notes due 2011 of the same Issuer

Ladies and Gentlemen:

     We have acted as special Connecticut counsel to American Medical Response of Connecticut, Incorporated (“AMR of CT”) and EmCare of Connecticut, Inc. (“EmCare of CT” and together with AMR of CT, the “Subsidiary Guarantors”), each a Connecticut corporation, in connection with the transactions contemplated by the following documents:

(a)	the Registration Statement on Form S-4 filed by Laidlaw International, Inc. (“Laidlaw”) with the Securities and Exchange Commission on the date hereof (the “Registration Statement”);

(b)	the Indenture dated as of June 3, 2003 (the “Indenture”) among Laidlaw, the Guarantors named therein and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), including the form of the Notes and the notation of Guarantee attached thereto; and

(c)	the First Supplemental Indenture to the Indenture dated as of June 18, 2003 (the “Supplemental Indenture”) among Laidlaw, the Guarantors and Additional Guarantors named therein and the Trustee.

     The documents described in the foregoing clauses (b) and (c) are collectively referred to herein as the “Subject Transaction Documents”. Unless otherwise indicated, all capitalized terms used but not defined herein have the respective meanings set forth in the Registration Statement.

     In connection with this opinion, we have reviewed the Registration Statement and the Subject Transaction Documents. We also have examined the originals, or duplicates or certified or conformed copies, of such records, instruments and other documents and have made such other investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Subsidiary Guarantors. In addition, we have examined, and have relied as to matters of fact upon, the statements in the Registration Statement, whose accuracy we have not independently verified.

     In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

     As to each party to any of the Subject Transaction Documents other than the Subsidiary Guarantors, we have assumed that such party had at all relevant times all requisite corporate or analogous power to enter into and perform its obligations under the Subject Transaction Documents to which it is a party and that each such Subject Transaction Document has been executed and delivered, pursuant to due authorization by such party, and is the binding and enforceable obligation of such party.

     Based upon and subject to the foregoing, and subject to the further qualifications and limitations set forth below, we are of the opinion that:

1.	Each of the Subsidiary Guarantors is validly existing as a corporation under the laws of the State of Connecticut;

2.	AMR of CT had as of the date of the Indenture, and EmCare of CT had as of the date of the Supplemental Indenture, all necessary corporate power and authority to enter into the Indenture or the Supplemental Indenture, as applicable; and each Subsidiary Guarantor has as of the date hereof all necessary corporate power and authority to perform its obligations under the Indenture.

3.	The execution, delivery and performance by AMR of CT of the Indenture and by EmCare of CT of the Supplemental Indenture has been duly authorized by all necessary corporate action of each thereof;

4.	When the Registration Statement has become effective under the Securities Act and the Exchange Notes are delivered in accordance with the exchange offer contemplated thereby, the Guarantee of the Exchange Notes by the Subsidiary Guarantors set forth in the Indenture and noted on the Exchange Notes will have been validly executed and delivered by the Subsidiary Guarantors and will constitute a valid and binding obligation of the Subsidiary Guarantors in accordance with its terms.

     The opinions expressed herein are subject to the following limitations:

     (a) We express no opinion with respect to any laws other than the laws of the State of Connecticut. In that regard, we note that each of the Subject Transaction Documents is by its terms governed by the laws of New York and for purposes of this opinion we have assumed that, insofar as governed by the law of New York, each such Document is the legal and binding obligation of the parties thereto, enforceable in accordance with its terms.

     (b) Our opinion in Paragraph 4 above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

     (c) We express no opinion with respect to any provision of the Subject Transaction Documents relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated person or the person receiving contribution.

     (d) We express no opinion as to the enforceability of any provision of the Subject Transaction Documents that purports to be a waiver of illegality as a defense or a waiver of any other right or defense that, as a matter of law, cannot be waived by agreement.

     (e) We express no opinion as to the effect of any provision in the Subject Transaction Documents which purports to permit modification or waiver thereof only by means of an agreement in writing signed by the parties thereto.

     (f) We undertake no obligation to advise you of facts or changes in law occurring after the date of this opinion letter which might affect the opinions expressed herein, whether or not the same would, if now existing or known to us, cause any change or modification of this opinion.

     (g) This opinion letter is limited to the matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated herein.

     We consent to the filing of a copy of this opinion letter as an exhibit to the Registration statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement.

Very truly yours,

/s/ Day, Barry & Howard LLP